Exhibit 32.2

Section 906 Certification

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OR
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

          In connection with the accompanying quarterly report on Form 10-Q of Fog Cutter Capital Group Inc. for the quarter ended March 31, 2009 (the “Report”), I, R. Scott Stevenson, Senior Vice President and Chief Financial Officer of Fog Cutter Capital Group Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Fog Cutter Capital Group Inc.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report.

March 30, 2010	/s/ R. Scott Stevenson
Date	R. Scott Stevenson
Senior Vice President and Chief
Financial Officer

          A signed original of this written statement required by § 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.